Exhibit 10.28

AMENDMENT NUMBER EIGHT TO THE

GENUINE PARTS COMPANY

TAX-DEFERRED SAVINGS PLAN

This Amendment to the Genuine Parts Company Tax-Deferred Savings Plan is adopted by Genuine Parts Company (the “Company”), effective as of the date set forth herein.

W I T N E S S E T H:

WHEREAS, the Company maintains The Genuine Parts Company Tax-Deferred Savings Plan (the “Plan”), and such Plan is currently in effect;

WHEREAS, the Company desires to amend the Plan; and

WHEREAS, pursuant to Section 7.01 of the Plan, the Company has reserved the right to amend the Plan through action of the Pension and Benefits Committee;

NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended as follows:

1.

Effective as of the date this Amendment is signed, Section 9.04 is hereby deleted and replaced as follows:

Release. Any payment to Participant or Beneficiary, or to their legal representatives, in accordance with the provisions of the Plan shall to the extent thereof be in full satisfaction of all claims hereunder against the Committee and the Company. If the distribution is on account of the Participant’s Termination of Service, the Committee or the Company may require such Participant, Beneficiary, or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Committee, or the Company, as the case may be. If the Committee or the Company request that a Participant, Beneficiary or legal representative sign a release, (1) the individual must sign such release within 60 days of the Participant’s Termination of Service or all payments under this Plan shall be deemed forfeited and (2) if the end of the 60 day period extends into a new calendar year, payment may not be made earlier than the next calendar year and not later than 90 days following the Participant’s Termination of Service.

Except as amended herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Pension and Benefits Committee has caused this Amendment to the Plan to be executed on the date shown below, but effective as of the date indicated above.

PENSION AND BENEFITS COMMITTEE

By:
	Name	Frank M Howard
	Title	Chairman of Committee

Date:	Dec. 7 2012

Attest:

By: